SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 13, 2008

CATALYST VENTURES INCORPORATED

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA	333-147529	26-1095171
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2049 Century Park East, Suite 4200, Los Angeles, CA 90067

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(310) 451-7400

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Pursuant to a stock purchase agreement as of September 18, 2008, Catalyst Holding Group, LLLP transferred 51,000,000 shares of our common stock to Wilmington Rexford International, Inc. for a price of twenty thousand dollars ($20,000) pursuant to a stock purchase agreement. On November 13, 2008, Wilmington Rexford International, Inc, assigned 20,000,000 shares of the common stock to Wilmington WorldVest Partners, 20,000,000 shares to CaboWest Group, Inc. and 11,000,000 shares to Javalon Investment Partners. The total of 51,000,000 shares represents 91.9% of our issued and outstanding common stock. Garrett K Krause is the beneficial owner of Wilmington WorldVest Partners, Inc., CaboWest, and Javalon Investment Partners.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 13, 2008, Kenneth S. Green resigned as our President, Chief Executive Officer and Chairman of the Board of Directors, and Patricia Hendricks resigned from her position as our Secretary, Treasurer and member of the Board of Directors. Their resignations were not the result of any disagreement with us on any matter relating to our operations, policies and practices.

On November 13, 2008, Garrett K. Krause was appointed as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Chairman of the Board of Directors.

Garrett K. Krause, President, Chief Executive Officer and Chairman of the Board of Directors

For over 22 years, Garrett K. Krause has invested successfully in emerging early and mid market companies. With over 50 global transaction completed, Mr. Krause’s investments and stewardship have created aggregate company values in excess of $1 Billion. A true entrepreneur, at the age of 18, while still in University, he was on the cutting edge of the 1980’s software explosion as the inventor of the first generation of PC based retail inventory point of sale systems.  In 1990, Mr. Krause sold his software technology to the world’s leading cash register manufacturer and spent the next 22 years in a niche market of sourcing, analyzing and financing new cutting edge global technology ventures.  Mr. Krause has been involved for the past 22 years as a lead investor, principal, and consultant in many Merger and Acquisition deals along with numerous global Venture Capital investments.

Mr. Krause is currently Managing Director of WorldVest Equity, Inc. (OTC: WVVEF) and Wilmington Rexford International, Inc. and acts as Senior Managing Partner of Corporate Capital Group, LLC.  Mr. Krause also sits as a director Barotex Technology Corporation (OTC: BARX) as well as the boards of many other private companies.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Krause is a party in connection with this appointment of an officer and director of us.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2008

   By:     /s/ Garrett K. Krause
 Name: Garrett K. Krause
               Title: President, CEO, CFO and Chairman of the Board of Directors